     As filed with the Securities and Exchange Commission on June 4, 1997

                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ___________________________
                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933
                          ___________________________
                             ARCO CHEMICAL COMPANY
             (Exact name of Registrant as specified in its charter)

                        Delaware                                    51-0104393
-------------------------------------------------------------      ------------
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer
                                                             Identification No.)

      3801 West Chester Pike, Newtown Square, Pennsylvania           19073-2387
--------------------------------------------------------------      ------------
           (Address of Principal Executive Offices)                  (Zip Code)

                            ARCO CHEMICAL COMPANY
                         1990 LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)

Robert J. Millstone, Esq.                         Copy to:    Kathy Habecker Gaddes, Esq.
Vice President, General Counsel and Secretary                 ARCO Chemical Company
ARCO Chemical Company                                         3801 West Chester Pike
3801 West Chester Pike                                        Newtown Square, PA  19073-2387
Newtown Square, PA 19073-2387                                 (610) 359-3208
(610) 359-3255
(Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    TITLE OF          AMOUNT TO BE   PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
SECURITIES TO BE       REGISTERED*   OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION
   REGISTERED                                 SHARE**         PRICE**            FEE
  Common Stock, par   800,000 shares      $46.0625           $36,850,000       $11,167
value $1.00 per share

------------------------------------------------------------------------------------------------------------------

* This Registration Statement also relates to such indeterminate number of additional shares as may be offered as a result of stock splits, stock dividends or similar transactions.

** The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended. Such prices are based on a price of $46.0625, which is the average of the high and low sale prices per share of the Registrant's Common Stock on May 30, 1997, as reported on the New York Stock Exchange Composite Tape.

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


          Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 800,000 additional shares of common stock, par value $1.00 per share ("Common Stock"), of ARCO Chemical Company (the "Company"), authorized for issuance under the terms of the ARCO Chemical Company 1990 Long-Term Incentive Plan. The content of the Registration Statements on Form S-8, Registration Nos. 33-38062 and 333-19023, filed with the Securities and Exchange Commission on December 3, 1990 and December 31, 1996, respectively, are hereby incorporated by reference.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

          The legality of the Common Stock offered pursuant to this Registration Statement will be passed upon for the Company by Robert J. Millstone, Esq., Vice President, General Counsel and Secretary of the Company. As of April 30, 1997, Mr. Millstone owned an aggregate of 2,332 shares of Common Stock, held under a Company benefit plan, and options to purchase another 48,300 shares of Common Stock. Mr. Millstone disclaims beneficial ownership of an additional 313 shares of Common Stock held in a custodial account for his minor son and a trust for his adult son.

ITEM 8.  EXHIBITS
         --------

NUMBER                      DESCRIPTION                       METHOD OF FILING
--------  ------------------------------------------------  ---------------------
  4       Amendment No. 6 to the ARCO Chemical              Filed herewith
          Company 1990 Long-Term Incentive Plan.

  5       Opinion of Robert J. Millstone, Esq., Vice        Filed herewith
          President, General Counsel and Secretary of the
          Company as to the legality of the securities
          being registered.

 23.1     Consent of Robert J. Millstone, Esq., Vice        Included in Exhibit 5
          President, General Counsel and Secretary of the
          Company.

 23.2     Consent of Coopers & Lybrand L.L.P.               Filed herewith

 24       Power of Attorney authorizing Van Billet to       Filed herewith
          sign the Registration Statement and all
          amendments thereto on behalf of certain
          directors and officers of the Company.

                                   SIGNATURES
                                   ----------

              The Registrant. Pursuant to the requirements of the Securities Act
              --------------
of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown Square, Commonwealth of Pennsylvania, on this 4th day of June, 1997.

                                      ARCO Chemical Company



                                      By:         ALAN R. HIRSIG
                                         ------------------------------
                                                   Alan R. Hirsig
                                          President and Chief Executive Officer


              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the date indicated.


        SIGNATURE                            CAPACITY                        DATE
        ---------                            --------                        ----



     MIKE R. BOWLIN*                                                     June 4, 1997
 -----------------------
      Mike R. Bowlin                 Chairman of the Board
                                          and Director



     ALAN R. HIRSIG                                                      June 4, 1997
------------------------
      Alan R. Hirsig                        President,
                                   Chief Executive Officer and
                                             Director



  MARVIN O. SCHLANGER*                                                   June 4, 1997
------------------------
   Marvin O. Schlanger               Executive Vice President,
                               Chief Operating Officer and Director


  WALTER J. TUSINSKI*                                                    June 4, 1997
------------------------
   Walter J. Tusinski                 Senior Vice President,
                               Chief Financial Officer and Director

                                     II-2

        SIGNATURE                            CAPACITY                        DATE
        ---------                            --------                        ----

    WALTER F. BERAN*                         Director                    June 4, 1997
------------------------
     Walter F. Beran




  ANTHONY G. FERNANDES*                      Director                    June 4, 1997
------------------------
   Anthony G. Fernandes




    MARIE L. KNOWLES*                        Director                    June 4, 1997
------------------------
     Marie L. Knowles



  JAMES A. MIDDLETON*                        Director                    June 4, 1997
------------------------
   James A. Middleton




    STEPHEN R. MUT*                          Director                    June 4, 1997
------------------------
     Stephen R. Mut




      FRANK SAVAGE*                          Director                    June 4, 1997
------------------------
       Frank Savage



 ROBERT H. STEWART, III*                     Director                    June 4, 1997
------------------------
  Robert H. Stewart, III


       VAN BILLET                  Vice President and Controller         June 4, 1997
------------------------           (principal accounting officer)
        Van Billet


*By:     VAN BILLET                                                      June 4, 1997
    --------------------
         Van Billet
     (Attorney in fact)

                                 EXHIBIT INDEX
                                 -------------

NUMBER                      DESCRIPTION                        METHOD OF FILING
------  ---------------------------------------------------  ---------------------
   4    Amendment No. 6 to the ARCO Chemical                 Filed herewith
        Company 1990 Long-Term Incentive Plan.

   5    Opinion of Robert J. Millstone, Esq., Vice           Filed herewith
        President, General Counsel and Secretary of
        the Company as to the legality of the securities
        being registered.

  23.1  Consent of Robert J. Millstone, Esq., Vice           Included in Exhibit 5
        President, General Counsel and Secretary of
        the Company.

  23.2  Consent of Coopers & Lybrand L.L.P.                  Filed herewith

  24    Power of Attorney authorizing Van Billet to          Filed herewith
        sign the Registration Statement and all
        amendments thereto on behalf of certain
        directors and officers of the Company.